Company                                  Symbol

Abitibi-Consolidated Inc                 A
AEterna Laboratories Inc                 AEZ
Agnico-Eagle Mines Limited               AGE
Air Canada                               AC
Alcan Aluminium Limited                  AL
ATI Technologies Incorporation           ATY
Ballard Power Systems Inc.               BLD
Bank of Montreal                     BMO-WBM-VBM
Bank of Nova Scotia (The)            BNS-WBQ-VBQ
Barrick Gold Corporation             ABX-WBA-VBA
BCE Emergis Inc.                         IFM
BCE Inc.                               BCE-WBC
Biovail Corporation                      BVF
Bombardier Inc.                        BBD-WBB
Brascan Cl. A                          BNX-BNN
CAE Inc.                                 CAE
Cameco Corporation                       CCO
Canadian Imperial Bank of Commerce   CM-WCO-VBB
Canadian National Railway Company      CNX-CNR
Canadian Natural Resources Limited       CNQ
Canadian Pacific Railway Limited         CP
Canadien Pacific Ships                   TEU
Celestica Inc.                       CLS-ZLS-WSL
CGI Inc. (Group)                         GIB
CI Fund Management Inc.                  CIX
Cognos Inc.                              CSN
Dofasco Inc.                             DFS
EnCanaCorporation                    ECA-WEC-VEC
Fairmont Hotels and Resorts              FHR
Falconbridge Limited                     FL
Geac Computer Corp.                      GAC
Glamis Gold Ltd.                         GLG
Goldcorp Inc.                            G
Great-West Lifeco Inc.                   GWO
IAMGold Corporation                      IMG
Imperial Oil Limited                     IMO
Inco Limited                          NWNI-VNI
JDS Uniphase Canada Ltd.                 JDU
Kinross Gold                          K-WKK-UKK
Loblaw Companies Ltd.                    L
Magna International Inc                  MG
Manulife Financial Corporation           MFC
MDS Inc.                                 MDS
Meridian Gold                            MNG
Molson Inc. Cl. A                        MOL
National Bank of Canada              NA-WNA-VNA
Neurochem Inc.                           NRM
Nexen Inc.                               NXY
Noranda Inc.                           NRD-WRD
Nortel Networks Corporation          NT-ZNT-WNT
NOVA Chemicals Corporation               NCX
Open Text Corp.                          OTC
Pan American Slvr                        PAA
Petro-Canada                             PCA
Placer Dome Inc.                    PDG-WDP-VDP
Precision Drilling Corporation           PD
QLT Phototherapeutics Inc.               QLT
Quebecor World SV                        IQW
Research in Motion Limited               RIM
Rogers Communications Inc.               RCI
Royal Bank of Canada                    RY-WYR
Shaw Comm. Cl. B                         SJR
Sherritt Int'l RV                        S
Sierra Wireless                          SW
Sun Life Financial                       SLF
Suncor Energy Inc.                       SU
Talisman Energy Inc.                     TLM
Teck Cominco Limited Cl. B               TEK
TELUS Corporation                        T
Thomson Corporation (The)                TOC
Toronto-Dominion Bank (The)          TD-WTD-VTD
TransAlta Corporation                    TA
TransCanada PipeLines Ltd.               TRP
Westjet Airlines Ltd.                  WJQ-WJA
XEG Options on the iUnits
S&P/TSX Capped Energy Index Fund         XEG
XFN Options on the iUnits
S&P/TSX Capped Financial Index Fund      XFN
XGD Options on the iUnits
S&P/TSX Capped Gold Index Fund         XGL-XGD
XIT Options on the iUnits
S&P/TSX Capped Information
Technology Index Fund                    XIT


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